Exhibit 4


                          SECOND SUPPLEMENTAL INDENTURE

                                       to
                                    INDENTURE
             Dated as of April 1, 1994, as amended and supplemented

                                      among


                         J. C. PENNEY CORPORATION, INC.
                     (formerly J. C. Penney Company, Inc.),

                                   as Issuer,

                           J. C. PENNEY COMPANY, INC.,

                                 as Co-Obligor,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
       (formerly Bank of America National Trust and Savings Association),

                                   as Trustee


                            Dated as of July 26, 2002

     SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture"), dated as of July 26, 2002, among J. C. Penney Corporation, Inc. (formerly J. C. Penney Company, Inc.), a Delaware corporation, as issuer (the "Company"), J. C. Penney Company, Inc., a Delaware corporation, as co-obligor (the "Co-Obligor"), and U.S. Bank National Association (formerly Bank of America National Trust and Savings Association), a corporation organized and existing as a national banking association under the laws of the United States of America, as trustee (the "Trustee").

                                    RECITALS

     The Company and the Trustee have executed and delivered an Indenture dated as of April 1, 1994 (the "Base Indenture" and, as amended and supplemented, the "Indenture"), providing for the issuance from time to time of the Company's Securities.

     Section 10.01(6) of the Base Indenture provides that the Company and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture to establish, among other things, the form and terms of Securities of any series as permitted by Section 2.01 of the Base Indenture.

     The Company has authorized the issuance of a series of Securities designated as the Company's 9.000% Notes Due 2012 (the "Notes") in the aggregate principal amount of up to $810,731,000, and the Co-Obligor has agreed to become co-obligor therefor, in each case on the terms set forth herein.

     All things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Co-Obligor, in accordance with the terms of the Base Indenture and the terms of this second Supplemental Indenture, have been done.

     NOW, THEREFORE, for and in consideration of the premises and the acquisition of the Notes by the Holders thereof in exchange for certain securities of the Company currently held by such Holders, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          SECTION   1.01.   Definitions.   For  all   purposes  of  this  Second
     Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) a term defined in the Base Indenture has the same meaning when used in this Second Supplemental Indenture;

          (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (c) for all purposes of this Second Supplemental Indenture, except as expressly provided or the context otherwise requires:

          "Add On Notes" means the Notes originally issued after the Issue Date pursuant to Section 2.09, as specified in the relevant Supplemental Indenture, including any replacement Notes and any Exchange Notes issued in exchange therefore in accordance with the Indenture; provided that no such supplement indenture shall be required in connection with the issuance on August 9, 2002 of $20,816,000 principal amount of Add on Notes.


          "Base Indenture" has the meaning assigned to it in the Recitals hereto.

          "Certificated  Security"  means any Note  issued  in  fully-registered certificated form (other than a Global Security), which shall be substantially in the form of Annex A, with appropriate legends as specified in Annex A.

          "Company" has the meaning assigned to it in the Recitals hereto.

          "Co-Obligor" has the meaning assigned to it in the Recitals hereto.

          "Distribution Compliance Period" means, in respect of any Regulation S Global Security, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.

          "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended or any successor statute or statutes thereto.

          "Exchange Notes" means Notes issued in a Registered Exchange Offer in exchange for a like principal amount of Notes originally issued pursuant to an exemption from registration under the Securities Act, and replacement Notes issued therefor in accordance with the Indenture.

          "IAI" means an institutional "accredited investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, other than a QIB.

          "IAI Security" means a Certificated Security that is a Restricted Note held by an IAI.

          "Indenture" has the meaning assigned to it in the Recitals hereto.

          "Issue Date" means July 26, 2002.

          "Issue Date Notes" means the $209,387,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes and Exchange Notes issued therefor in accordance with the Indenture.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

          "Note" has the meaning assigned to it in the Recitals hereto.

          "Note Custodian" means the custodian with respect to any Global Security appointed by Company, or any successor Person thereto, and shall initially be the Trustee.

          "Private Placement Legend" has the meaning assigned to it in Section 2.07(b) of this Second Supplemental Indenture.

          "Registered Exchange Offer" means an exchange offer by the Company registered under the Securities Act pursuant to which Notes originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Notes of like principal amount not bearing the Private Placement Legend.

          "Registration Rights Agreement" means the Registration Rights Agreement among the Company, the Co-Obligor, Salomon Smith Barney Inc., Fleet Securities, Inc. and Wachovia Securities, Inc. dated the date hereof.

          "Registration Statement" means an effective shelf registration statement under the Securities Act that registers the resale by Holders (and beneficial owners) of Notes (or beneficial interests therein) originally issued pursuant to an exemption from registration under the Securities Act.

          "Regulation S" means Regulation S under the Securities Act or any successor regulation.

          "Regulation  S Global  Security"  has the  meaning  assigned  to it in
     Section 2.04(f) of this Second Supplemental Indenture.

          "Resale Restriction Termination Date" means, (i) for any Restricted Note (or beneficial interest therein) other than a Regulation S Global Security, two years (or such other period as is specified in Rule 144(k)) from the Issue Date or, if any Add On Notes that are Restricted Notes have been issued after the Issue Date and before the Resale Restriction Termination Date for any Restricted Notes issued on the Issue Date, from the original issue date of such Add On Notes and (ii) for any Regulation S Global Security, the conclusion of the Distribution Compliance Period.

          "Restricted Note" means any Issue Date Note (or beneficial interest therein) or any Add On Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act other than any Exchange Note, until such time as:

               (a) such Issue Date Note (or beneficial interest therein) or Add On Note (or beneficial interest therein) has been transferred pursuant to a Registration Statement;

               (b) the Resale Restriction  Termination Date therefor has passed;
          or

               (c) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.08(e) of this Second Supplemental Indenture or, in the case of a beneficial interest in a Global Security, such beneficial interest has been exchanged for an interest in a Global Security not bearing a Private Placement Legend.

     "Rule 144" means Rule 144 under the Securities Act (or any successor rule).

     "Rule 144A" means Rule 144A under the Securities Act (or any successor rule).

     "Rule 144A Global Security" has the meaning assigned to it in Section 2.04(e) of this Second Supplemental Indenture.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Trustee" has the meaning assigned to it in the Recitals hereto.

     SECTION 1.02.  Relationship  to Base  Indenture.  This Second  Supplemental
Indenture shall be construed in connection with and as part of the Base Indenture. Should any provision of this Second Supplemental Indenture limit, qualify or conflict with another provision of the Base Indenture, such provision of this Supplemental Indenture shall control. The changes, modifications and supplements to the Indenture effected by this Second Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

     SECTION 1.03. Governing Law. This Second Supplemental Indenture and the Notes shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the state of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

     SECTION 1.04. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts and by telecopier, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


                                   ARTICLE TWO

                                    THE NOTES

     SECTION 2.01. Issuance of the Notes. There is hereby created under the Indenture a Series of Securities, the Notes, known and designated as the "9.000% Notes Due 2012" of the Company. The aggregate principal amount of the Notes that may be authenticated and delivered under this Second Supplemental Indenture is limited to no more than $810,731,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.06, 2.07, 2.08, 4.08 or 10.06 of the Base Indenture or Section 2.08 of this Second Supplemental Indenture and except for Notes which, pursuant to Section 2.05 of the Base Indenture, are deemed never to have been authenticated and delivered hereunder).

     SECTION 2.02. Form of Notes. The Notes shall be substantially in the form provided in Exhibit A hereto, with such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange upon which the Notes may at any time be listed, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Except as otherwise expressly permitted in the Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under the Indenture shall vote and consent together on all matters as one class.

     SECTION 2.03. Denominations. The Notes will be issued in fully-registered form without coupons, and only in denominations of integral multiples of $1,000.

     SECTION 2.04. Terms. (a) The maturity date for payment of principal of the Notes shall be August 1, 2012 and the Notes shall bear interest at the rate of 9.000% per annum, accruing from July 26, 2002 and payable on Interest Payment Dates of February 1 and August 1 of each year, commencing February 1, 2003, to the persons in whose names the Notes are registered on the corresponding Regular Record Date, which shall be January 15 or July 15 (whether or not a business day), as the case may be, next preceding such Interest Payment Date. Any "Additional Interest" payable under the Registration Rights Agreement, as such term is defined therein, shall be distributed upon the same terms as the interest on the Notes provided for hereunder.

     (b) The Notes are not redeemable at the option of the Company prior to maturity and are not entitled to the benefit of any sinking fund.

     (c) The Notes will be  defeasible  pursuant  to Section  14.02 and  Section
14.03 of the Base Indenture.

     (d) Principal of, premium, if any, and interest on the Notes will be payable and the Notes may be presented for exchange at the office or agency of the Company maintained for such purpose (which will initially be at the institutional trust services office of the Paying Agent located at 450 West 33rd St., New York, NY 10001); provided that the Company may, at its option make any payment of interest by check mailed to the address of the person entitled thereto as it appears in the Security Register. For Notes that are represented by Global Notes, the interest payable on the Notes will be paid to the Depository for the Notes (which shall be DTC or such other depositary institution that is a clearing agency registered under the Exchange Act as is hereinafter appointed by the Company as Depository for the Notes), the nominee of the Depository, or its registered assigns as the registered owner of such Global Notes, by wire transfer of immediately available funds on each applicable Interest Payment Date. No service charge will be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     (e) Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of a Global Security (a "Rule 144A Global Security").

     (f) Notes originally offered and sold outside the United States of America to Non-U.S. Persons in reliance on Regulation S will be issued in the form of a Global Security (a "Regulation S Global Security").

     (g) Each Note originally offered and sold to an IAI that is not a QIB and not in reliance on Regulation S will be issued in the form of an IAI Security. Upon such issuance, the Security Registrar shall register such IAI Security in the name of the beneficial owner or owners of such note (or the nominee of such beneficial owner or owners) and deliver the certificates for such IAI Securities to the respective beneficial owner or owners.

     SECTION 2.05. The Co-Obligor.

     (a) The Co-Obligor hereby expressly agrees to become a co-obligor on the Notes liable for the due and punctual payment of the principal of, premium (if any) and interest (if any) on the Notes.

     (b) The Co-Obligor and the Company as co-obligors shall be jointly and severally liable for the due and punctual payment of the principal of, premium (if any) and interest (if any) on the Notes.

          (c) Notwithstanding the agreement of the Co-Obligor to become liable for the due and punctual payment of the principal of, premium (if any) and interest (if any) on the Notes, the Company remains fully liable for all of its obligations under the Indenture and has not been released from any liabilities or obligations hereunder.

     SECTION 2.06. Global Security Provisions.

     (a) Each Global Security initially shall: (i) be registered in the name of DTC or the nominee of DTC and (ii) be delivered to the Note Custodian. Any Global Security may be represented by more than one certificate. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Second Supplemental Indenture.

     (b) Certificated Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if:

          (i) DTC notifies the Company that it is unwilling or unable to continue as Depository for the Notes or if at any time DTC ceases to be a clearing agency registered under the Exchange Act; or

          (ii) the Company in its sole discretion determines that the Notes shall be exchangeable for definitive Notes in registered form and notifies the Trustee thereof.

If the Notes are exchangeable pursuant to the preceding sentence, they shall be exchangeable for definitive Notes registered in such names as such Depository shall direct, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms and of denominations aggregating a like amount.

     (c) In connection with the exchange of a portion of a Certificated Security for a beneficial interest in a Global Security, the Trustee shall cancel such Certificated Security, and the Company shall execute, and the Trustee or Authenticating Agent shall authenticate and deliver to the exchanging Holder, a new Certificated Security representing the principal amount not so exchanged.

     SECTION 2.07. Legends.

     (a) Each Global Security shall bear the legend specified therefor in Annex A on the face thereof.

     (b) Each Restricted Note shall bear the private placement legend specified therefor in Annex A on the face thereof (together with, if applicable, the legend specified in paragraph (c) of this Section 2.07, the "Private Placement Legend").

     (c) Each Certificated Security that is a Restricted Note shall bear the legend specified therefor in Annex A on the face thereof.

     SECTION 2.08. Transfer and Exchange.

     (a) If (1) the owner of a beneficial interest in a Rule 144A Global Security that is a Restricted Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Security, (x) upon receipt by the Note Custodian and Security Registrar of:

               (A) instructions from the Holder of the Rule 144A Global Security directing the Note Custodian and Security Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Security equal to the principal amount of the beneficial interest in the Rule 144A Global Security to be transferred, and

               (B) a certificate in the form of Annex D from the transferor,

     and (y) subject to the rules and procedures of the Depository, the Note Custodian and Security Registrar shall increase the Regulation S Global Security and decrease the Rule 144A Global Security by such amount in accordance with the foregoing.

     (b) If the owner of an interest in a Regulation S Global Security wishes to transfer such interest (or any portion thereof) prior to the expiration of the Distribution Compliance Period therefor to a QIB pursuant to Rule 144A, (x) upon receipt by the Note Custodian and Security Registrar of:

               (A) instructions from the Holder of the Regulation S Global Security directing the Note Custodian and Security Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Security equal to the principal amount of the beneficial interest in the Regulation S Global Security to be transferred, and

               (B) a certificate in the form of Annex B duly executed by the transferor,

     and (y) in accordance with the rules and procedures of the Depository, the Note Custodian and Security Registrar shall increase the Rule 144A Global Security and decrease the Regulation S Global Security by such amount in accordance with the foregoing.

     (c) The following provisions shall apply with respect to any proposed transfer of an IAI Security (or portion thereof) :

     (i) If the Holder of an IAI Security wishes to transfer such IAI Security (or a portion thereof) to a QIB pursuant to Rule 144A, (x) upon receipt by the Note Custodian and Security Registrar of:

          (A) such IAI Security, duly endorsed as provided herein,

          (B) instructions from such Holder directing the Note Custodian and Security Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Security equal to the principal amount (or portion thereof) of such IAI Security to be transferred, and, if the entire principal amount of such IAI Security is not being transferred to issue one or more IAI Securities to the transferor IAI in an amount equal to the principal amount not transferred, and

          (C) a certificate in the form of Annex B duly executed by the transferor,

and (y) subject to the rules and procedures of the Depository, the Note Custodian and Security Registrar shall:

          (1) cancel the IAI Security delivered to it,

          (2) increase the Rule 144A Global Security in accordance with the foregoing, and

          (3) if applicable, issue to the IAI transferor one or more IAI Securities in accordance with the foregoing;

     (ii) If the Holder of an IAI Security wishes to transfer such IAI Security (or any portion thereof) to an IAI, the Security Registrar or Authenticating Agent shall authenticate and deliver IAI Securities to the appropriate IAI(s) upon receipt by the Security Registrar of:

          (A) such IAI Security, duly endorsed as provided herein,

          (B) instructions from such Holder directing the Security Registrar to issue one or more IAI Securities in the amounts specified to the transferee IAI and, if the entire principal amount of such IAI Security is not being transferred, the transferor IAI in an amount equal to the principal amount not transferred, and

          (C) a certificate in the form of Annex C duly executed by the transferee.

     (iii) If (1) the Holder of an IAI Security wishes to transfer such IAI Security (or a portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Security, (x) upon receipt by the Note Custodian and the Security Registrar of:

          (A) such IAI Security, duly endorsed as provided herein,

          (B) instructions from the Holder of such IAI Security directing the Security Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Security equal to the principal amount of the IAI Security (or portion thereof) to be transferred, and, if the entire principal amount of such IAI Security is not being transferred to issue one or more IAI Securities to the transferor IAI in an amount equal to the principal amount not transferred, and

          (C) a certificate in the form of Annex D from the transferor,

     and (y) subject to the rules and procedures of the Depository, the Note Custodian and the Security Registrar shall:

          (1) cancel the IAI Security delivered to it,

          (2) increase the Regulation S Global Security for such amount in accordance with the foregoing, and

          (3) if applicable, issue to the IAI transferor one or more IAI Securities in accordance with the foregoing.

     (d) Other Transfers. Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Security that does not involve an exchange of such interest for a Certificated Security or a beneficial interest in another Global Security, which must be effected in accordance with applicable law and the rules and procedures of the Depository, but is not subject to any procedure required by this Second Supplemental Indenture) shall be made only upon receipt by the Security Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to the Security Registrar in order to ensure compliance with the Securities Act or in accordance with paragraph (e) of this Section 2.08.

     (e) Use and Removal of Private Placement Legends. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Security) not bearing a Private Placement Legend, the Note Custodian and the Security Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Security (or Certificated Securities if they have been issued pursuant to Section 2.04(g) of this Second Supplemental Indenture) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Security) bearing a Private Placement Legend, the Note Custodian and Security Registrar shall deliver only Notes (or beneficial interests in a Global Security) that bear a Private Placement Legend unless:

          (i) such Notes (or beneficial interests) are exchanged in a Registered Exchange Offer;

          (ii) such Notes (or beneficial interests) are transferred pursuant to a Registration Statement;

          (iii) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Security Registrar of a certificate of the transferor in the form of Annex E and an Opinion of Counsel reasonably satisfactory to the Security Registrar;

          (iv) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

          (v) in connection with such transfer, exchange or replacement the Security Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Holder of a Global Security may exchange an interest therein for an equivalent interest in a Global Security not bearing a Private Placement Legend upon transfer of such interest pursuant to any of clauses (i) through (v) of this paragraph (e).

          (f)  Consolidation  of Global  Securities and Exchange of Certificated
           ---------------------------------------------------------------------
     Securities for Beneficial Interests in Global Securities.
     --------------------------------------------------------

               (i) If a Global Security not bearing a Private Placement Legend is Outstanding at the time of a Registered Exchange Offer, any interests in a Global Security exchanged in such Registered Exchange Offer shall be exchanged for interests in such Outstanding Global
          Security. The Company shall deliver to the trustee an Officers' Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

               (ii) Upon the transfer or exchange (including pursuant to a Registered Exchange Offer) of any Certificated Security for which a Private Placement Legend would not be required pursuant to Section 2.08(e) of this Second Supplemental Indenture following such transfer or exchange, such Certificated Security shall be exchanged for an interest in a Global Security not bearing a Private Placement Legend and, if no such Global Security is Outstanding at such time, the Company shall execute and upon Company Order the Trustee or Authenticating Agent shall authenticate a Global Security not bearing a Private Placement Legend.

               (iii) Nothing in the Indenture shall provide for the consolidation of any Notes with any other Notes to the extent that they constitute, as determined pursuant to an Opinion of Counsel, different classes of securities for U.S. federal income tax purposes.

     (g) Retention of Documents. The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article Two. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

     SECTION 2.09. Add On Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of the Indenture, without the consent of the

Holders, create and issue Add On Notes having terms and conditions set forth in Exhibit A identical to those of the other Outstanding Notes, except that such Add On Notes:

     (a) may have a different issue date from other Outstanding Securities;

     (b) may have terms specified herein making appropriate adjustments to this Article Two and Exhibit A (and related definitions) applicable to such Add On Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Add On Notes, which are not adverse in any material respect to the Holder of any Outstanding Securities (other than such Add On Notes).


                                  ARTICLE THREE

                             SUPPLEMENTAL INDENTURES

     SECTION 3.01 Supplemental Indentures without Consent of Securityholders. The Base Indenture is hereby further amended (with respect only to the Notes) by adding thereto the following Subsections to be appended to Section 10.01 of the Base Indenture:

          "(9) to provide for the issuance of the Exchange Notes, which will have terms substantially identical to the other Outstanding Notes (as defined in the Second Supplemental Indenture) except for the requirement of a Private Placement Legend and related transfer restrictions applicable to the Outstanding Notes under the Securities Act and the Indenture and as to the applicability of any "Additional Interest" payable under the Registration Rights Agreement, as such term is defined therein, and which will be treated, together with any other Outstanding Notes, as a single issue of securities; or

          (10) to  provide  for the  issuance  of Add On Notes as  permitted  by
     Section 2.09 of the Second Supplemental Indenture, which will have terms substantially identical to the other Outstanding Notes except as specified in that Section 2.09, and which will be treated, together with any other Outstanding Notes, as a single issue of securities."

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.



                                            J. C. PENNEY CORPORATION, INC.,
                                            as Issuer


         /s/ Jeffrey J. Vawrinek                      /s/ Michael P. Dastugue
Attest: --------------------------                By:-------------------------
     Name:   Jeffrey J. Vawrinek                     Name:  Michael P. Dastugue
     Title:  Associate General Counsel and           Title: Vice President and
             Assistant Secretary                            Treasurer



                                                    J. C. PENNEY COMPANY, INC.,
                                                    as Co-Obligor


         /s/ Jeffrey J. Vawrinek                        /s/ Robert B. Cavanaugh
Attest: ----------------------------                By: -----------------------
     Name:  Jeffrey J. Vawrinek                       Name: Robert B. Cavanaugh
     Title: Assistant Secretary                  Title: Executive Vice President
                                                     and Chief Financial Officer


                                                U.S. BANK NATIONAL ASSOCIATION,
                                                as Trustee


        /s/ William W. MacMillan                    /s/ Seth Dodson
Attest:--------------------------              By:----------------------
     Name: William W. MacMillan                 Name:  Seth Dodson
     Title: Vice President                      Title:  Assistant Vice President

                                  FORM OF NOTE

            [Include the following legend for Global Securities only:

     "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY.


     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH
SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."]

         [Include the following legend on all Notes that are Restricted Notes:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION."

     [Include the following legend on all Certificated Securities that are Restricted Notes:

     "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE."]

     [Include the following legend on all Notes that are issued with more than de minimis original issue discount:

     FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, (1) THE ISSUE PRICE IS ____________; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS ________; (3) THE ISSUE DATE IS JULY 26, 2002; AND
(4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS _______%.]



                             [FORM OF FACE OF NOTE]

                         J. C. PENNEY CORPORATION, INC.
                           J. C. PENNEY COMPANY, INC.

                              9.000% Notes Due 2012

                                                      Principal Amount $______

              [if the Note is a Global Security include the following two lines:
                                     as revised by the Schedule of Increases and
                                   Decreases in Global Security attached hereto]

No. [___]                                        [CUSIP] [ISIN] No. ___________

     J. C. PENNEY CORPORATION, INC. and J. C. PENNEY COMPANY, INC., each a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company" and the "Co-Obligor," respectively, which terms include any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promise to pay to __________ or registered assigns, the principal sum [indicated on Schedule A hereof]* [of________ Dollars]** on August 1, 2012 and to pay interest thereon



*  Applicable to Global Securities only.

     from July 26, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on each Interest Payment Date, which shall be February 1 and August 1 of each year, commencing February 1, 2003, at the rate of 9.00% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid by the Company using any procedure permitted under
Section 2.09 of the Base Indenture.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or Authenticating Agent under the Indenture by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


** Applicable to Certificated Securities only.

     IN WITNESS WHEREOF, J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc. have caused this Note to be duly executed under their corporate seals.

Dated:  ______________________
                                                  J. C. PENNEY CORPORATION, INC.

                                               By:____________________________
                                               Name:
                                               Title:

                                               Attest:________________________
                                               Name:
                                               Title:

                                                  J. C. PENNEY COMPANY, INC.

                                               By:____________________________
                                               Name:
                                               Title:

                                               Attest:________________________
                                               Name:
                                               Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK


By:
     ---------------------------------------------
                  Authorized Officer

                            [FORM OF REVERSE OF NOTE]

                         J. C. PENNEY CORPORATION, INC.
                           J. C. PENNEY COMPANY, INC.

                          9.000% Senior Notes Due 2012

     This note is one of a duly authorized issue of Securities of the Company (herein called the "Notes"), issued under an Indenture dated as of April 1, 1994 (the "Base Indenture") between J. C. Penney Corporation, Inc. (formerly J. C. Penney Company, Inc.), a Delaware corporation, as issuer (the "Company") and U.S. Bank National Association (formerly Bank of America National Trust and Savings Association), a corporation organized and existing as a national banking association under the laws of the United States of America, as trustee (the "Trustee"), as supplemented by the Second Supplemental Indenture, dated as of July 26, 2002, among the Company, J. C. Penney Company, Inc., a Delaware corporation, as co-obligor (the "Co-Obligor"), and the Trustee (the Base
Indenture, as amended and supplemented, being referred to herein as the "Indenture"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated on the face hereof, limited in aggregate principal amount to no more than $810,731,000. Terms defined in the Indenture have the same meaning when used in this Note.

     The Notes are subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Add On Notes. All Notes will be treated as a single class of securities under the Indenture.

     Principal of, premium, if any, and interest on the Notes will be payable and the Notes may be presented for exchange at the office or agency of the Company maintained for such purpose (which will initially be at the corporate trust office of the Paying Agent located at 450 West 33rd St., New York, NY 10001); provided that the Company may, at its option make any payment of interest by check mailed to the address of the person entitled thereto as it appears in the Security Register. For Notes that are represented by Global Notes, the interest payable on the Notes will be paid to the Depository (initially the Depository Trust Company), the nominee of the Depository, or its registered assigns as the registered owner of such Global Notes, by wire transfer of immediately available funds on each applicable Interest Payment Date. No service charge will be made for any transfer of exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Notes will not be redeemable prior to maturity.

     The Notes will not be entitled to any sinking fund.

     If an Event of Default, as defined in the Indenture, with respect to the Notes shall occur, and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Co-Obligor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Co-Obligor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     Sections 14.02 and 14.03 of the Base Indenture contain provisions for defeasance at any time of (a) the entire indebtedness on this Note and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

     Upon due presentment for registration of transfer of this Note at the office or agency to be maintained for that purpose in the Borough of Manhattan, New York City, a new Note or Notes in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company and the Co-Obligor, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed, except that in the event the Company deposits money and/or U.S. Government Obligations as provided in Section 14.02 of the Base Indenture, such payments will be made as described therein.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                    I or we assign and transfer this Note to

              (Print or type assignee's name, address and zip code)

             (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint the above-named party as agent to transfer this Note on the books of the Company. The agent may substitute another to act for the agent.

Date:                                 Your Signature:
       ---------------------                          -------------------------
Signature Guarantee: -------------------------------
                     (Signature must be guaranteed)

--------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

                   [TO BE ATTACHED TO GLOBAL SECURITIES ONLY]

                                   SCHEDULE A
                                  -----------

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The initial principal amount at maturity of this Global Security shall be $.

The following increases or decreases in this Global Security have been made:

Date of     Amount of decrease    Amount of increase in   Principal amount of    Signature of
Exchange    in Principal Amount   Principal Amount of     this Global Security   authorized signatory
            of this Global        this Global Security    following such         of Trustee or Note
             Security                                       decrease or increase   Custodian


                FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB
              --------------------------------------------------

                                                           [Date]

U.S. Bank National Association
950 17th Street, Suite 650
Denver, CO 80202


        Re:      J. C. Penney Corporation, Inc.
                 and J. C. Penney Company, Inc.
                 9.000% Notes Due 2012 (the "Notes")
                 -------------------------------------
Ladies and Gentlemen:

     Reference is hereby made to the Indenture dated as of April 1, 1994 (the "Base Indenture") between J. C. Penney Corporation, Inc. (formerly J. C. Penney Company, Inc.), a Delaware corporation, as issuer (the "Company") and U.S. Bank National Association (formerly Bank of America National Trust and Savings Association), a corporation organized and existing as a national banking association under the laws of the United States of America, as trustee (the "Trustee"), as supplemented by the Second Supplemental Indenture, dated as of July 26, 2002, among the Company, J. C. Penney Company, Inc., a Delaware corporation, as co-obligor (the "Co-Obligor"), and the Trustee (the Base
Indenture, as amended and supplemented, being referred to herein as the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to $___________ aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Security: which represents an interest in a Regulation S Global Security beneficially owned by] [in the case of a transfer of an IAI Security: which are held in the name of] the undersigned (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Security.

     In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

     You, the Company and the Co-Obligor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  -------------------------------
                  Authorized Signature

        FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
                      TO INSTITUTIONAL ACCREDITED INVESTORS


                                                              [Date]

U.S. Bank National Association
U.S. Bank National Association
950 17th Street, Suite 650
Denver, CO 80202

            Re:      J. C. Penney Corporation, Inc.
                     and J. C. Penney Company, Inc.
                     9.000% Notes Due 2012 (the "Notes")
                     ------------------------------------
Ladies and Gentlemen:

     Reference is hereby made to the Indenture dated as of April 1, 1994 (the "Base Indenture") between J. C. Penney Corporation, Inc. (formerly J. C. Penney Company, Inc.), a Delaware corporation, as issuer (the "Company") and U.S. Bank National Association (formerly Bank of America National Trust and Savings Association), a corporation organized and existing as a national banking association under the laws of the United States of America, as trustee (the "Trustee"), as supplemented by the Second Supplemental Indenture, dated as of July 26, 2002, among the Company, J. C. Penney Company, Inc., a Delaware corporation, as co-obligor (the "Co-Obligor"), and the Trustee (the Base
Indenture, as amended and supplemented, being referred to herein as the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This certificate is delivered to request a transfer of US $________ principal amount of the Notes (the "Transferred Notes") to the undersigned (the "Transferee").

     Upon transfer, the Transferred Notes should be registered in the name of the new owner as follows:

            Name:  ___________________________________ [If applicable, add: as nominee for the Transferee]

            Address:  ________________________________

            Taxpayer ID Number:  _____________________

            The undersigned represents and warrants to you that:

     1. We understand that the Notes are not being registered under the Securities Act of 1933, as amended (the "Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Act.

     2. We acknowledge that: (a) neither the Company nor any person acting on behalf of the Company has made any representation to us with respect to the Company or the offer or sale of any Notes; and (b) any information we desire concerning the Company and the Notes or any other matter relevant to our decision to purchase the Notes has been made available to us.

     3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional "accredited investor" (within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act) able to bear the economic risk of investment in the Notes.

     4. We are acquiring the Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

     5. We understand that (a) the Notes will be in registered form only and that any certificates delivered to us in respect of the Notes will bear a legend substantially to the following effect:

               "These Securities have not been registered under the Securities Act of 1933. Further offers or sales of these Securities are subject to certain restrictions, as set forth in the Offering Memorandum dated June 26, 2002 relating to these Securities."

               and (b) the Company has agreed to reissue such certificates without the foregoing legend only in the event of a disposition of the Notes in accordance with the provisions of paragraph 6 (provided, in the case of a disposition of the Notes in accordance with paragraph 6(f) below, that the legal opinion referred to in such paragraph so permits), or at our request at such time as we would be permitted to dispose of them in accordance with paragraph 6(a) below.

     6. We agree that in the event that at some future time we wish to dispose of any of the Notes, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

     (a)  the Notes are sold in compliance with Rule 144(k) under the Act; or

     (b)  the Notes are sold in compliance with Rule 144A under the Act; or

     (c) the Notes are sold in compliance with Rule 904 of Regulation S under the Act; or

     (d) the Notes are sold pursuant to an effective registration statement under the Act; or

     (e)  the Notes are sold to the Company; or

     (f) the Notes are disposed of in any other transaction that does not require registration under the Act, and we theretofore have furnished to the Company or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Company or its designee may reasonably request.

     You, the Company and the Co-Obligor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  Very truly yours,

                  [Name of Transferee]

                  By:______________________________
                     Authorized Signature

        FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S


                                                                       [Date]

U.S. Bank National Association
U.S. Bank National Association
950 17th Street, Suite 650
Denver, CO 80202

          Re:      J. C. Penney Corporation, Inc.
                   and J. C. Penney Company, Inc.
                   9.000% Notes Due 2012 (the "Notes")
                   -----------------------------------
Ladies and Gentlemen:

     Reference is hereby made to the Indenture dated as of April 1, 1994 (the "Base Indenture") between J. C. Penney Corporation, Inc. (formerly J. C. Penney Company, Inc.), a Delaware corporation, as issuer (the "Company") and U.S. Bank National Association (formerly Bank of America National Trust and Savings Association), a corporation organized and existing as a national banking association under the laws of the United States of America, as trustee (the "Trustee"), as supplemented by the Second Supplemental Indenture, dated as of July 26, 2002, among the Company, J. C. Penney Company, Inc., a Delaware corporation, as co-obligor (the "Co-Obligor"), and the Trustee (the Base
Indenture, as amended and supplemented, being referred to herein as the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     In connection with our proposed sale of $________ aggregate principal amount of Notes [in the case of a transfer of an interest in a 144A Global
Security: , which represent an interest in a 144A Global Security beneficially owned by] [in the case of a transfer of an IAI Security: held in the name of] the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (a)  the offer of the Notes was not made to a person in the United States;

     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

     (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (e) we are the beneficial owner of the principal amount of Notes being transferred.

     In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

     You, the Company and the Co-Obligor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  -------------------------------
                  Authorized Signature

                         FORM OF RULE 144 CERTIFICATION
                         ------------------------------


                                                           [Date]

U.S. Bank National Association
U.S. Bank National Association
950 17th Street, Suite 650
Denver, CO  80202

             Re:      J. C. Penney Corporation, Inc.
                      and J. C. Penney Company, Inc.
                      9.000% Notes Due 2012 (the "Notes")
                      -----------------------------------

Ladies and Gentlemen:

     Reference is hereby made to the Indenture dated as of April 1, 1994 (the "Base Indenture") between J. C. Penney Corporation, Inc. (formerly J. C. Penney Company, Inc.), a Delaware corporation, as issuer (the "Company") and U.S. Bank National Association (formerly Bank of America National Trust and Savings Association), a corporation organized and existing as a national banking association under the laws of the United States of America, as trustee (the "Trustee"), as supplemented by the Second Supplemental Indenture, dated as of July 26, 2002, among the Company, J. C. Penney Company, Inc., a Delaware corporation, as co-obligor (the "Co-Obligor"), and the Trustee (the Base
Indenture, as amended and supplemented, being referred to herein as the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     In connection with our proposed sale of $________ aggregate principal amount of Notes [in the case of a transfer of an interest in a 144A Global
Security: , which represent an interest in a 144A Global Security beneficially owned by] [in the case of a transfer of an IAI Security: held in the name of] the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

     You, the Company and the Co-Obligor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  -------------------------------
                  Authorized Signature